Exhibit 10.1

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

(as amended effective April 21, 2022)

FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated Articles of Incorporation, as further amended and restated from time to time (the “Articles”), has adopted a Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

1. Distribution Reinvestment. As agent for stockholders of the Company (“Stockholders”) who purchase Class T shares (the “Class T Shares”), Class S shares (the “Class S Shares”), Class D shares (the “Class D Shares”), Class M shares (the “Class M Shares”), Class I shares (the “Class I Shares”) Class F shares (the “Class F Shares ) and Class Y Shares (the “Class Y Shares”) of the Company’s common stock (the Class T Shares, Class S Shares, Class D Shares, Class M Shares, Class I Shares, Class F Shares and Class Y Shares together, the “Shares”) pursuant to the Company’s public offering which will commence immediately upon declaration of effectiveness of its Registration Statement initially filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2017 (the “Offering”) or pursuant to a private offering and who elect to participate in the DRP (the “Participants), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through the dealer manager for participating dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of the DRP is April 21, 2022.

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or any participating dealer. If any Stockholder initially elects to not be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager or any participating dealer participating in the distribution of Shares for the Offering. Participation in the DRP will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are payable by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if (i) the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus; or (ii) if any of the representations or warranties set forth in the Subscription Agreement are no longer true in any material respect with respect to such Participant. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares. Participants will acquire Shares from the Company (including Shares purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”)) at a price equal to the transaction price for such shares on the date that the distribution is payable (calculated as of the most recent month end). No selling commissions or dealer manager fees will be payable with respect to Shares purchased pursuant to the DRP but such Shares may be subject to ongoing stockholder servicing fees or other fees described in the Company’s prospectus. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the percentage ownership and other limitations contained in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the $250,000,000 in Shares which were registered for the DRP in the Offering, (b) Shares of the Company’s common stock purchased by the Company for the DRP in a Secondary Market, or (c) Shares to be registered by the Company with the SEC in a future offering for use in the DRP.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

8. Reports. On at least a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the DRP during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the DRP. On an annual basis, tax information with respect to income earned on Shares under the DRP for the calendar year will be provided to each applicable participant.

9. Stockholder Servicing Fees. In connection with Class T Shares, Class S Shares, Class D Shares and Class M Shares sold pursuant to the DRP, the Company will pay stockholder servicing fees over time to the dealer manager as described in the Company’s prospectus for this Offering. No stockholder servicing fees will be paid with respect to the Class I Shares, Class F shares or Class Y shares.

10. Termination. A Participant may terminate participation in the DRP with ten (10) business days’ written notice to the Company at any time, without penalty. This notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a timely termination notice will be effective as of the last day of a quarter in which it is timely received and will not affect participation in the DRP for any prior quarter). Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant requests that the Company repurchase all of the Participant’s Shares and the Company repurchases less than all of Participant’s Shares, the Participant’s participation in the DRP will terminate. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, future Distributions will be distributed to the Stockholder in cash.

11. Amendment, Suspension or Termination of DRP by the Company. The Board of Directors may by majority vote amend any aspect of the DRP; provided that the DRP cannot be amended to eliminate a Participant’s right to terminate participation in the DRP and that written notice of any material amendment must be provided to Participants at least ten (10) business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the DRP for any reason upon ten (10) business days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the SEC and certain state securities commissions, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.